UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 31, 2025
T STAMP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41252	81-3777260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3017 Bolling Way NE, Floor 2, Atlanta, Georgia 30305
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (404) 806-9906
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	IDAI	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Warrant Inducement Exercise and Exchange Agreement

On October 31, 2025, T Stamp Inc. (the "Company") entered into a warrant exercise and exchange inducement agreement (the “WEEA”) with a certain institutional investor, pursuant to which the institutional investor agreed to (i) exercise (the “Exercise”) (a) all of the warrants issued to the institutional investor on September 3, 2024, which are exercisable for 413,696 shares of the Company’s common stock, par value $0.01 per share, with a current exercise price of $4.83 per share (the “September 2024 Warrants”) and (b) all of the warrants issued to the institutional investor on January 8, 2025, which are exercisable for 621,303 shares of common stock, with a current exercise price of $8.45 per share (the “January 2025 Warrants” and collectively with the September 2024 Warrants, the “Existing Warrants”); and (ii) exchange all or a portion of the common stock purchase warrants issued to the institutional investor on December 6, 2024, which are exercisable for 648,148 shares of common stock (with a current exercise price of $8.10 per share) (the “December 2024 Warrants”) for New Warrants (as further defined below). As consideration for the Exercise, the Company agreed to (i) reduce the exercise price of all of the Existing Warrants, including any unexercised portion thereof, to $4.20 per share, which is equal to the most recent closing price of the Company’s common stock on the Nasdaq Stock Market prior to the execution of the WEEA; (ii) issue to the institutional investor new unregistered warrants to purchase up to an aggregate of 2,511,044 shares of common stock (equal to 180% of the shares of common stock issued in connection with the Exercise) comprised of (a) “Series A Warrants” to purchase an aggregate of 1,301,945 shares of the Company's common stock and “Series B Warrants” to purchase an aggregate of 1,209,099 shares of the Company's common stock, each with an exercise price of $4.20 per share (collectively, the “New Warrants”) in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”); and (iii) exchange all 648,148 of the institutional investor’s December 2024 Warrants for New Warrants to purchase up to a number of shares of common stock equal to 100% of the number of shares issuable upon exercise of the December 2024 Warrants with an exercise price of $4.20 per share.

The New Warrants have substantially the same terms as the Existing Warrants. The terms of the Series A and Series B Warrants that comprise the New Warrants are identical, except that the Series A Warrants provide for additional protections for the holder in the event of a “Fundamental Transaction” while the Series A Warrants are outstanding (which includes, but is not limited to, merger transactions or a sale of substantially all of the Company’s assets). In such an event, then if holders of the Company’s common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder will be given the same choice as to the consideration it receives upon any exercise of either the Series A or Series B Warrants following such Fundamental Transaction. Notwithstanding anything to the contrary, for the Series A Warrants, in the event of a Fundamental Transaction, the holder may require the Company or its successor to repurchase the Series A Warrants for its Black-Scholes Value (as defined in the Series A Warrant) in cash. This right can be exercised concurrently with, or within 30 days following, the consummation or public announcement of the transaction. If the Fundamental Transaction occurs outside the Company’s control, such as in a hostile takeover or an unapproved transaction, the holder is entitled to receive consideration equivalent in type and proportion to that offered to common stockholders, also calculated based on the Black-Scholes model. Additionally, if no consideration is offered to the Company’s stockholders in the transaction, the holder is deemed to receive common stock of the successor entity, preserving the Series A Warrants’ value.

The New Warrants are immediately exercisable upon issuance, and will expire five years thereafter, and in certain circumstances may be exercised on a cashless basis. If we fail for any reason to deliver shares of common stock upon the valid exercise of the New Warrants, subject to our receipt of a valid exercise notice and the aggregate exercise price, by the time period set forth in the New Warrants, we are required to pay the applicable holder, in cash, as liquidated damages as set forth in the New Warrants. The New Warrants also include customary buy-in rights in the event we fail to deliver shares of common stock upon exercise thereof within the time periods set forth in the New Warrants.

The Company agreed to file a resale registration statement on Form S-3 within 30 days of October 31, 2025 with respect to the New Warrants and the shares of common stock issuable upon exercise of the New Warrants. The Existing Warrants and the New Warrants each include a beneficial ownership limitation that prevents the institutional investor from owning more than 9.99%, with respect to the Existing Warrants, and 4.99%, with respect to the New Warrants, of the Company’s outstanding common stock at any time.

Additionally, pursuant to the WEEA, from October 31, 2025 until the 90th day thereafter, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company of any common stock of the Company or any common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of the Company’s common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of the Company’s common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Company’s common stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. The institutional investor will be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

The gross proceeds to the Company from the Exercise was approximately $4.347 million, prior to deducting warrant inducement agent fees and estimated offering expenses. The Company intends to use the remainder of the net proceeds for business growth, working capital and general corporate purposes. As a result of the Exercise, the Company has 5,243,832 shares of common stock outstanding as of the date of this Current Report on Form 8-K.

Pursuant to an engagement agreement dated October 31, 2025 between the Company and Maxim Group LLC (“Maxim”), Maxim acted as the exclusive warrant solicitation agent and financial advisor to the Company for the Exercise. The Company agreed to pay Maxim an aggregate cash fee of $304,290 in connection with the Exercise. A copy of this engagement agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

The offer and resale of the Existing Warrants and shares of common stock underlying the Existing Warrants have been registered pursuant to a registration statement on Form S-1 (File No. 333-284525) with respect to the Existing Warrants and December 2024 Warrants (the “Registration Statements”). The Registration Statement is currently effective for the resale of the shares of common stock issuable upon the exercise of the Existing Warrants.

The foregoing descriptions of the WEEA and the New Warrants are not complete and are qualified in their entirety by reference to the full text of the form of WEEA and the form of the Series A and Series B Warrants that comprise the New Warrants, copies of which are filed hereto as Exhibits 10.1, 4.1, and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

This Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02 Unregistered Sale of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K (this “Form 8-K”) with respect to the issuance the New Warrants is incorporated herein by reference. The New Warrants described in Item 1.01 above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act and, along with the shares of common stock issuable upon the exercise thereof, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. The New Warrants were offered only to accredited investors.

Item 8.01. Other Events.

On October 31, 2025 the Company issued a press release announcing the transaction discussed in Item 1.01. A copy of that press release is being furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description
1.1	Engagement Agreement by and between the Company and the Maxim Group LLC dated October 31, 2025
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
10.1	Form of Warrant Exercise and Exchange Agreement, dated October 31, 2025 by and between T Stamp Inc. and the Institutional Investor

99.1	Press Release of the registrant issued October 31, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T STAMP INC.

By:	/s/ Gareth Genner
Name: Gareth Genner
Title: Chief Executive Officer
Dated: October 31, 2025